UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: May 15, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

Array BioPharma Inc. (“Array”) is amending a current report filed by it with the Securities and Exchange Commission on Form 8-K on May 19, 2009 (the “Form 8-K”) to file as Exhibit 4.1 hereto an unredacted copy of the form of warrant issued pursuant to a Facility Agreement dated May 15, 2009 (as amended, the “Facility Agreement”) entered into by and between Array and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (collectively, the “Deerfield Funds”). Such form of warrant was the subject of a request for confidential treatment that Array has withdrawn. A description of the material terms of such warrants were disclosed by Array on the Form 8-K, and a redacted copy of such warrant indicating the provisions for which Array had been seeking confidential treatment was previously filed as Exhibit 4.2 to the Annual Report on Form 10-K filed by Array on August 18, 2009. The form of warrant attached hereto as Exhibit 4.1 shall replace and supersede such previously filed form of warrant.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
4.1

Form of Warrant to purchase shares of the registrant’s Common Stock issued to Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: September 23, 2009
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1

Form of Warrant to purchase shares of the registrant’s Common Stock issued to Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited